Exhibit 1(j)

                MERRILL LYNCH MULTI-STATE MUNICIPAL SERIES TRUST

                           CERTIFICATION OF AMENDMENT

                             TO DECLARATION OF TRUST

      The undersigned, constituting at least a majority of the Trustees of Merrill Lynch Multi-State Municipal Series Trust (the "Trust"), a business trust organized under the laws of Massachusetts, acting pursuant to the Trust's Declaration of Trust, as currently in effect (together with any amendments thereto and designations thereunder, the "Trust Documents"), do hereby amend the Trust Documents as follows:

      1. The name of the Trust is hereby changed from Merrill Lynch Multi-State Municipal Series Trust to BlackRock Multi-State Municipal Series Trust, and all references to the name of the Trust in the Trust Documents are hereby accordingly amended.

      2. The name of each series of shares of beneficial interests of the Trust listed below is hereby changed as set forth below, and all references to such series in the Trust Documents are hereby amended accordingly:

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Current Series Name                             New Series Name
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Merrill Lynch Florida Municipal Bond Fund       BlackRock Florida Municipal Bond Fund
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Merrill Lynch New Jersey Municipal Bond Fund    BlackRock New Jersey Municipal Bond Fund
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Merrill Lynch New York Municipal Bond Fund      BlackRock New York Municipal Bond Fund
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Merrill Lynch Pennsylvania Municipal Bond Fund  BlackRock Pennsylvania Municipal Bond Fund
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      This Amendment shall become effective on October 2, 2006.

                           [signature page to follow.]

         IN WITNESS WHEREOF, the undersigned, being at least a majority of the
Trustees of the Trust, have executed this Amendment as of the       day of
       , 2006.

--------------------------------                 -----------------------------
  Robert C. Doll, Jr. (Trustee)                    James H. Bodurtha (Trustee)
     800 Scudders Mill Road                            36 Popponesset Road
      Plainsboro, NJ 08536                              Cotuit, MA 02635

--------------------------------                 -----------------------------
   Kenneth A. Froot (Trustee)                         Joe Grills (Trustee)
        48 Plympton Road                           114878 Twin Mountains Road
        Sudbury, MA 01776                               Rapidan, VA 22733

--------------------------------                 -----------------------------
   Herbert I. London (Trustee)                   Roberta Cooper Ramo (Trustee)
    10 West Street, Apt. 20E                       908 E1 Alhambra Circle, NW
       New York, NY 10004                             Albuquerque, NM 87107

--------------------------------
Robert S. Salomon, Jr. (Trustee)
      106 Dolphin Cove Quay
       Stamford, CT 06902

      The Declaration of Trust establishing MERRILL LYNCH MULTI-STATE MUNICIPAL SERIES TRUST, dated the 2nd of August, 1985, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that no Trustee, shareholder, officer, employee or agent of MERRILL LYNCH MULTI-STATE MUNICIPAL SERIES TRUST shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust but the "Trust Property" only shall be liable.


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